Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces First Quarter 2014 Results
SAN JOSE, Calif.-April 22, 2014-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the first quarter of 2014.
Net revenue for the first quarter of 2014 was $108.0 million, compared with $120.2 million for the fourth quarter of 2013 and $101.7 million for the first quarter of 2013.
Bookings for the first quarter of 2014 were $126.3 million, compared with $113.3 million for the fourth quarter of 2013 and $110.1 million for the first quarter of 2013.
Total backlog and deferred revenue was $126.4 million as of March 28, 2014, compared to $114.0 million as of December 31, 2013.
GAAP net loss from continuing operations for the first quarter of 2014 was $5.4 million, or $(0.06) per diluted share, compared with a GAAP net loss from continuing operations for the fourth quarter of 2013 of $2.2 million, or $(0.02) per diluted share, and a GAAP net loss of $9.5 million from continuing operations, or $(0.08) per diluted share, for the first quarter of 2013.
Non-GAAP net income from continuing operations for the first quarter of 2014 was $2.8 million, or $0.03 per diluted share, compared with non-GAAP net income of $8.3 million from continuing operations, or $0.08 per diluted share, for the fourth quarter of 2013, and a non-GAAP net loss of $2.7 million from continuing operations, or $(0.02) per diluted share, for the first quarter of 2013. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
GAAP gross margin was 48.4% and GAAP operating margin was (6.7)% for the first quarter of 2014, compared with 49.6% and (0.8)%, respectively, for the fourth quarter of 2013, and 45.4% and (14.6)%, respectively, for the same period in 2013.
Non-GAAP gross margin was 53.3% and non-GAAP operating margin was 3.2% for the first quarter of 2014, compared with 54.3% and 8.9%, respectively, for the fourth quarter of 2013, and 51.0% and (3.3)%, respectively, for the same period in 2013. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Total cash, cash equivalents and short-term investments were $147.7 million at the end of the first quarter of 2014, down $22.9 million from $170.6 million as of the end of the prior quarter. In the first quarter of 2014, the Company generated approximately $11.2 million of cash from operations, and used approximately $29.1 million to repurchase approximately 4.4 million shares of common stock under its share repurchase program.
“Our first quarter results reflect increased demand in the US, offset by softer performance in Europe,” said Patrick Harshman, President and Chief Executive Officer. “Bookings grew 15% year-on-year, and an improved margin trend across all products drove blended gross margin above our expected range. We also made significant progress on our buyback program, purchasing 4.4 million shares, or approximately 4.5%, of Harmonic’s stock.”
“Looking ahead, our book-to-bill is indicative of the early momentum we’re seeing in our next generation cable edge and video processing platforms. Converged Cable Access (CCAP), Ultra HD, HEVC and multiscreen remain promising initiatives for the company, and we believe our recent introduction of the VOS virtualized media processing software platform further extends our leadership position as the industry prepares itself to commence deployments of these exciting new technologies.”

Today, Harmonic also announced it will hold its Investor and Analyst Conference at NASDAQ MarketSite, 4 Times Square in New York City on Thursday, May 15, 2014 from 9:30 a.m. to 2:00 p.m. ET. The meeting is open to all interested investors and analysts. All interested parties must register by clicking here, or by accessing the following url: http://www.media-server.com/m/p/wz2cnsgj in advance.

Business Outlook
For the second quarter of 2014, Harmonic anticipates:

•	Net revenue in the range of $113.0 million to $123.0 million

•	GAAP gross margins in the range of 49.5% to 50.5%

•	GAAP operating expenses in the range of $61.0 million to $62.0 million

•	Non-GAAP gross margins in the range of 52.5% to 53.5%

•	Non-GAAP operating expenses in the range of $54.5 million to $55.5 million
See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on April 22, 2014. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.847.619.6547 or +1.888.895.5271 (passcode# 37084726). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode# 37084726).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The Company's production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the first quarter ended March 28, 2014; our expectations concerning quarter-on-quarter growth; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the second quarter of 2014. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP product initiative, dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and related charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
CONTACTS:

Carolyn V. Aver	Blair King
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172

Harmonic Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 28, 2014	December 31, 2013
	(In thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$69,192	$90,329
Short-term investments	78,547	80,252
Accounts receivable, net	77,515	75,052
Inventories	30,304	36,926
Deferred income taxes	25,831	24,650
Prepaid expenses and other current assets	28,216	21,521
Total current assets	309,605	328,730

Property and equipment, net	34,103	34,945
Goodwill, intangibles and other assets	231,041	242,409
Total assets	$574,749	$606,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,847	$22,380
Income taxes payable	98	331
Deferred revenue	33,528	27,020
Accrued liabilities	31,848	35,349
Total current liabilities	85,321	85,080

Income taxes payable, long-term	15,353	15,165
Other non-current liabilities	11,594	11,673
Total liabilities	112,268	111,918

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 95,735 and 99,413 shares issued and outstanding at March 28, 2014 and December 31, 2013, respectively	96	99
Additional paid-in capital	2,309,955	2,336,275
Accumulated deficit	(1,847,409)	(1,841,999)
Accumulated other comprehensive loss	(161)	(209)
Total stockholders' equity	462,481	494,166
Total liabilities and stockholders' equity	$574,749	$606,084

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	March 28, 2014	March 29, 2013
	(in thousands, except per share amounts)
Net revenue	$108,032	$101,672
Cost of revenue	55,720	55,507
Gross profit	52,312	46,165
Operating expenses:
Research and development	23,888	25,251
Selling, general and administrative	33,547	33,269
Amortization of intangibles	1,950	2,088
Restructuring and related charges	149	424
Total operating expenses	59,534	61,032
Loss from operations	(7,222)	(14,867)
Interest and other income (expense), net	89	(103)
Loss from continuing operations before income taxes	(7,133)	(14,970)
Benefit from income taxes	(1,723)	(5,467)
Loss from continuing operations	(5,410)	(9,503)
Income from discontinued operations, net of taxes (including gain on disposal of $14,956, net of taxes, for the three months ended March 29, 2013)	—	15,924
Net income (loss)	$(5,410)	$6,421
Basic net income (loss) per share from:
Continuing operations	$(0.06)	$(0.08)
Discontinued operations	$0.00	$0.14
Net income (loss)	$(0.06)	$0.06
Diluted net income (loss) per share from:
Continuing operations	$(0.06)	$(0.08)
Discontinued operations	$0.00	$0.14
Net income (loss)	$(0.06)	$0.06
Shares used in per share calculation:
Basic	97,921	115,219
Diluted	97,921	115,219

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
	March 28, 2014	March 29, 2013
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(5,410)	$6,421
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	6,666	7,033
Depreciation	4,227	4,040
Stock-based compensation	3,807	3,986
Gain on sale of discontinued operations, net of tax	—	(14,956)
Loss on impairment of fixed assets	—	101
Deferred income taxes	3,510	(204)
Provision for excess and obsolete inventories	722	567
Allowance for doubtful accounts, returns and discounts	(536)	1,116
Excess tax benefits from stock-based compensation	(185)	—
Other non-cash adjustments, net	462	408
Changes in assets and liabilities:
Accounts receivable	(1,927)	(10,888)
Inventories	5,900	6,832
Prepaid expenses and other assets	(6,671)	(8,597)
Accounts payable	(2,533)	(2,796)
Deferred revenue	6,382	2,667
Income taxes payable	278	(1,257)
Accrued and other liabilities	(3,447)	(216)
Net cash provided by (used in) operating activities	11,245	(5,743)
Cash flows from investing activities:
Purchases of investments	(14,084)	(25,908)
Proceeds from sales and maturities of investments	15,382	20,249
Purchases of property and equipment	(3,431)	(4,274)
Proceeds from sale of discontinued operations, net of selling costs	—	44,336
Net cash (used in) provided by investing activities	(2,133)	34,403
Cash flows from financing activities:
Payments for repurchase of common stock	(29,075)	(9,268)
Proceeds from (repurchases of) common stock issued to employees	(1,377)	2,508
Excess tax benefits from stock-based compensation	185	—
Net cash used in financing activities	(30,267)	(6,760)
Effect of exchange rate changes on cash and cash equivalents	18	(106)
Net (decrease) increase in cash and cash equivalents	(21,137)	21,794
Cash and cash equivalents at beginning of period	90,329	96,670
Cash and cash equivalents at end of period	$69,192	$118,464

Harmonic Inc.
Revenue Information
(Unaudited)

	Three months ended
	March 28, 2014		March 29, 2013
	(In thousands, except percentages)
Product
Video Processing	$46,683	43%	$42,906	42%
Production and Playout	17,335	16%	22,230	22%
Cable Edge	24,242	23%	17,339	17%
Services and Support	19,772	18%	19,197	19%
Total	$108,032	100%	$101,672	100%
Geography
United States	$53,625	50%	$42,350	42%
International	54,407	50%	59,322	58%
Total	$108,032	100%	$101,672	100%
Market
Cable	$44,799	41%	$39,191	39%
Satellite and Telco	26,711	25%	23,322	23%
Broadcast and Media	36,522	34%	39,159	38%
Total	$108,032	100%	$101,672	100%

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended
	March 28, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP from continuing operations	$52,312	$59,534	$(7,222)	$(5,410)
Stock-based compensation in cost of revenue	516	—	516	516
Stock-based compensation in research and development	—	(1,101)	1,101	1,101
Stock-based compensation in selling, general and administrative	—	(2,190)	2,190	2,190
Amortization of intangibles	4,716	(1,950)	6,666	6,666
Restructuring and related charges	79	(149)	228	228
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(2,471)
Non-GAAP from continuing operations	$57,623	$54,144	$3,479	$2,820
As a % of revenue (GAAP)	48.4%	55.1%	(6.7)%	(5.0)%
As a % of revenue (Non-GAAP)	53.3%	50.1%	3.2%	2.6%

Diluted net income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.06)
Diluted net income per share from continuing operations-Non-GAAP				$0.03
Shares used to compute diluted net income (loss) per share from continuing operations:
GAAP				97,921
Non-GAAP				99,256

	Three months ended
	December 31, 2013
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP from continuing operations	$59,596	$60,594	$(998)	$(2,179)
Stock-based compensation in cost of revenue	574	—	574	574
Stock-based compensation in research and development	—	(1,031)	1,031	1,031
Stock-based compensation in selling, general and administrative	—	(2,531)	2,531	2,531
Amortization of intangibles	4,763	(1,997)	6,760	6,760
Restructuring and related charges	293	(496)	789	789
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(1,220)
Non-GAAP from continuing operations	$65,226	$54,539	$10,687	$8,286
As a % of revenue (GAAP)	49.6%	50.4%	(0.8)%	(1.8)%
As a % of revenue (Non-GAAP)	54.3%	45.4%	8.9%	6.9%
Diluted net income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.02)
Diluted net income per share from continuing operations-Non-GAAP				$0.08
Shares used to compute diluted net income (loss) per share from continuing operations:
GAAP				100,372
Non-GAAP				101,937

	Three months ended
	March 29, 2013
	Gross Profit	Total Operating Expense	Loss from Operations	Net Loss
GAAP from continuing operations	$46,165	$61,032	$(14,867)	$(9,503)
Stock-based compensation in cost of revenue	611	—	611	611
Stock-based compensation in research and development	—	(1,203)	1,203	1,203
Stock-based compensation in selling, general and administrative	—	(2,085)	2,085	2,085
Amortization of intangibles	4,945	(2,088)	7,033	7,033
Restructuring and related charges	141	(424)	565	565
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(4,738)
Non-GAAP from continuing operations	$51,862	$55,232	$(3,370)	$(2,744)
As a % of revenue (GAAP)	45.4%	60.0%	(14.6)%	(9.3)%
As a % of revenue (Non-GAAP)	51.0%	54.3%	(3.3)%	(2.7)%
Diluted net loss per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.08)
Diluted net loss per share from continuing operations-Non-GAAP				$(0.02)
Shares used to compute diluted net loss per share from continuing operations:
GAAP				115,219
Non-GAAP				115,219